CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information for Wells Fargo Advantage Emerging Markets Equity Fund, one of the funds comprising the Wells Fargo Funds Trust.

/s/ KPMG LLP

Boston, Massachusetts

June 6, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information for Wells Fargo Advantage Small Cap Value Fund, one of the funds comprising the Wells Fargo Funds Trust.

/s/ KPMG LLP

Boston, Massachusetts

June 6, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information for Wells Fargo Advantage Common Stock Fund, Wells Fargo Advantage Discovery Fund, and Wells Fargo Advantage Special Mid Cap Value Fund, three of the funds comprising the Wells Fargo Funds Trust.

/s/ KPMG LLP

Boston, Massachusetts

June 6, 2013